Exhibit 99.1   Press Release dated January 22, 2004

FOR IMMEDIATE RELEASE                                 FOR MORE INFORMATION:
January 22, 2004                                      Bill D. Wright
                                                      Chief Financial Officer
                                                      (270) 393-0700
        Citizens First Corporation Announces Fourth Quarter 2003 Results

BOWLING GREEN, KY - Citizens First Corporation (OTC Bulletin Board: CZFC) today reported its results of operations for the quarter and twelve months ended December 31, 2003. Mary D. Cohron, President and CEO, reported that the company's net income on a consolidated basis for the fourth quarter of 2003 was $120,246, or $0.15 per common share, compared to net income of $188,593 or $0.29 per common share for the fourth quarter of 2002. "Citizens First experienced significant asset growth during 2003," Cohron said. "High quality customer service continues to attract new customers in Warren County and has been the hallmark of exceeding expected growth in our Simpson County location."

For the twelve months ended December 31, 2003, the company reported a net loss of ($290,029), or ($0.41) per common share, compared to net income of $745,218, or $1.16 per common share for the same period in 2002.

Net interest income for the quarter ended December 31, 2003 was $1,335,671, versus $940,088 for the same quarter of 2002, an increase of $395,583 or 42.1%. Non-interest income was $282,246 during the fourth quarter of 2003, compared to $216,162 in the same quarter of 2002, an increase of $66,084 or 30.6%. Included in non-interest income for the fourth quarter of 2003 is income from the sale of secondary market loans of $60,089, compared to $12,728 for the same period of 2002. This increase is attributable to the growth in secondary market loan sales associated with the acquisition of Commonwealth Mortgage of Bowling Green, Inc., during the first quarter of 2003. Non-interest expense was $1,359,771 for the fourth quarter of 2003, versus $831,157 for the same period of 2002, an increase of $528,614 or 63.6%. The majority of this increase came from the opening of new branches in Bowling Green and Franklin in the first six months of 2003, and the acquisition of Commonwealth Mortgage in January 2003.

For the twelve months ended December 31, 2003, net interest income was $4,839,645, compared to $3,622,676 for the same period in 2002, an increase of $1,216,969 or 33.6%. Non-interest income for the twelve months totaled $1,519,208 in 2003, compared to $772,456 for the same period of 2002, an increase of $746,752 or 96.7%. The increase is primarily attributable to the growth in secondary market loan sales, which increased $458,108 for the period, to $491,646 from $33,538. Other significant increases came from service charge income, up $91,183 to $667,103 from $575,920, and gains from the sale of investment securities, which totaled $144,024 during the twelve months of 2003, up $35,570 from the total of $108,454 for the same period in 2002. Non-interest expense during the twelve months of 2003 was $5,007,232, an increase of $1,942,677 or 63.4% over the total of $3,064,555 from the same period of 2002, with the majority of the increase coming from Commonwealth Mortgage, which was acquired in January 2003, and the two branches opened during 2003.

Total assets at December 31, 2003 were $163,419,680, up $34,976,551 or 27.2%, from $128,443,129 at December 31, 2002. Loans increased $38,756,419, or 40.4%, from $95,959,056 at December 31, 2002 to $134,715,475 at December 31, 2003.
Stockholders' equity of $9,610,377 included approximately $1,026,000 in net proceeds from the sale of Citizens First Corporation common stock during the fourth quarter and equaled 5.9% of total assets as of December 31, 2003.
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CITIZENS FIRST CORPORATION
(Unaudited)
                                         Financial Highlights
                                        Quarter        Quarter
                                         Ended          Ended
                                      12/31/2003    12/31/2002
                                      ----------    ----------
Interest Income ...................   $2,075,943    $1,604,197
Interest Expense                         740,272       664,109
                                      ----------   -----------
Net Interest Income ...............    1,335,671       940,088
Provision for Loan Losses                 80,000        35,000
                                      ----------   -----------
Net Interest Income after Provision    1,255,671       905,088
Non-Interest Income ...............      282,246       216,162
Non-Interest Expenses .............    1,359,771       831,157
                                      ----------   -----------
Gain before Taxes .................      178,146       290,093
Income Tax Provision ..............       57,900       101,500
                                      ----------   -----------
NET INCOME ........................   $  120,246   $   188,593
                                      ==========   ===========
NET INCOME PER SHARE ..............   $     0.15   $      0.29






                                         Twelve Months           Twelve Months
                                            Ended                     Ended
                                          12/31/2003               12/31/2002


Interest Income                           $7,727,956                 $6,396,580
Interest Expense                           2,888,311                  2,773,904
                                          ----------                 ----------
Net Interest Income                        4,839,645                  3,622,676
Provision for Loan Losses                  1,808,000                    195,000
                                          ----------                 ----------
Net Interest Income after Provision        3,031,645                  3,427,676
Non-Interest Income                        1,519,208                    772,456
Non-Interest Expenses                      5,007,232                  3,064,555
                                           ---------                 ----------
Gain before Taxes                           (456,379)                 1,135,577
Income Tax Provision (Benefit)              (166,350)                   390,359
                                           ----------                ----------
NET INCOME (LOSS)                         $ (290,029)                 $ 745,218
                                          ===========                 =========
NET INCOME (LOSS) PER SHARE                  $ (0.41)                    $ 1.16




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CITIZENS FIRST CORPORATION
(Unaudited)


                                                     As of              As of
                                                     12/31/2003      12/31/2002
                                                     (in 000's)      (in 000's)
                                                     ----------      ----------
ASSETS
Cash and cash equivalents                            $   5,233         $ 13,923
Investment securities                                   18,400           16,186
FHLB stock                                                 425              354
Mortgage loans held for sale                               530              305
Loans                                                  134,715           95,959
Allowance for loan losses                               (1,904)          (1,300)
Other assets                                             6,021            3,016
                                                     ---------         --------
     TOTAL ASSETS                                    $ 163,420         $128,443
                                                     =========         ========

LIABILITIES
Demand deposits, savings,
  NOW and money market accounts                       $ 63,982         $ 45,978
Time deposits                                           69,747           59,915
                                                     ---------         --------
    TOTAL DEPOSITS                                     133,729          105,893
FHLB borrowings                                         11,000            7,000
Federal Funds Purchased and Securities
 sold under agreements to repurchase                     5,419            5,834
Other borrowings                                         3,000              900
Other Liabilities                                          662              978
                                                     ---------         --------
    TOTAL LIABILITIES                                  153,810          120,605

    STOCKHOLDERS' EQUITY                                 9,610            7,838
                                                     ---------         --------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                               $ 163,420         $128,443
                                                     =========         ========



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